                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): SEPTEMBER 28, 1998



                        NEW PLAN EXCEL REALTY TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)



         MARYLAND                       1-12244                 33-0160389
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
      Incorporation)                                         Identification No.)


     1120 AVENUE OF THE AMERICAS
          NEW YORK, NEW YORK                                10036
 (Address of Principal Executive Offices)                 (Zip Code)


                                 (212) 869-3000
              (Registrant's telephone number, including area code)


                            EXCEL REALTY TRUST, INC.
                         16955 VIA DEL CAMPO, SUITE 110
                           SAN DIEGO, CALIFORNIA 92127
          (Former Name or Former Address, if Changed Since Last Report)

         This Current Report on Form 8-K is filed by New Plan Excel Realty Trust, Inc., a Maryland corporation ("New Plan Excel"), in connection with the matters described herein.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 28, 1998, Excel Realty Trust, Inc. ("Excel") and New Plan Realty Trust ("New Plan") consummated a previously-announced merger pursuant to an Agreement and Plan of Merger dated May 14, 1998, as amended as of August 7, 1998 (the "Merger Agreement"), whereby ERT Merger Sub, Inc., a wholly-owned subsidiary of Excel, was merged with and into New Plan with New Plan surviving as a wholly-owned subsidiary of Excel (the "Merger"). The Merger was approved by the stockholders of Excel and the shareholders of New Plan at special meetings held on September 25, 1998. In connection with the consummation of the Merger, Excel changed its name from "Excel Realty Trust, Inc." to "New Plan Excel Realty Trust, Inc."

         As provided in the Merger Agreement, Excel paid a 20% stock dividend prior to the Merger. Upon consummation of the Merger, each share of beneficial interest, no par value, of New Plan was converted into one share of common stock, par value $.01 per share, of New Plan Excel ("New Plan Excel Common Stock"), and each 7.8% Series A Cumulative Step-Up Premium Rate Preferred Share, par value $1.00 per share, of New Plan was converted into one share of 7.8% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock, par value $.01 per share, of New Plan Excel ("New Plan Excel Series D Preferred Stock"). New Plan Excel issued an aggregate of approximately 60,000,000 shares of New Plan Excel Common Stock and 150,000 shares of New Plan Excel Series D Preferred Stock (represented by 1,500,000 depositary shares, each of which represents a one-tenth fractional interest in a share of New Plan Excel Series D Preferred Stock) to New Plan's shareholders in the Merger. The New Plan Excel Common Stock is listed for trading on the New York Stock Exchange under the symbol "NXL."

         As further provided in the Merger Agreement, effective September 28, 1998, the Board of Directors of New Plan Excel consists of the six members of Excel's Board and the nine members of New Plan's Board. Effective September 28, 1998, the senior management of New Plan Excel is as follows:

                  William Newman               Chairman

                  Arnold Laubich               Chief Executive Officer

                  Gary B. Sabin                President and Chairman of Investment Committee

                  James M. Steuterman          Executive Vice President and Co-Chief Operating Officer

                  Richard B. Muir              Executive Vice President and Co-Chief Operating Officer

                  David A. Lund                Chief Financial Officer

         New Plan Excel intends and expects that Mr. Laubich will eventually succeed Mr. Newman as Chairman of New Plan Excel, at such time as Mr. Newman is no longer serving in such capacity, and that Mr. Sabin will eventually succeed Mr. Laubich as Chief Executive Officer of New Plan Excel, at such time as Mr. Laubich is no longer serving in such capacity.

         Prior to the consummation of the Merger, New Plan was a self-administered and self-managed equity real estate investment trust. As of April 30, 1998, New Plan owned fee or leasehold interests in 132 shopping centers containing an aggregate of approximately 18.9 million square feet of gross leasable area ("GLA"), six factory outlet centers containing an aggregate of approximately 1.8 million square feet of GLA and 52 apartment communities containing approximately 12,400 units.

         A copy of the Merger Agreement and its related exhibits and schedules is attached hereto as Exhibit 2.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)(b) Financial Statements of Business Acquired and Pro Forma Financial Information

         Financial statements of New Plan Realty Trust are included as for accounting purposes, this transaction is treated as an acquisition of Excel Realty Trust, Inc. by New Plan Realty Trust. The financial statements and pro forma financial information filed herewith as follows:

                                                                                                 Page
New Plan Realty Trust Consolidated Financial Statements
         Report of Independent Accountants
         Consolidated Balance Sheets as of July 31, 1998 and 1997
         Consolidated Statements of Income for the years ended
                  July 31, 1998, 1997 and 1996
         Consolidated Statements of Changes in Shareholder's Equity for the
                  years ended July 31, 1998, 1997 and 1996
         Consolidated Statements of Cash Flows for the years ended
                  July 31, 1998, 1997 and 1996
         Notes to Consolidated Financial Statements


New Plan Excel Realty Trust, Inc. Unaudited Pro Forma Operating
  and Financial Information
         Pro Forma Consolidated Condensed Balance Sheets as of July 31, 1998 - Unaudited
         Pro Forma Consolidated Condensed Statements of Income - Unaudited
                  for the year ended July 31, 1998
         Notes and Management's Assumptions to Pro Forma Consolidated
                  Condensed Financial Information - Unaudited

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated May 14, 1998, as amended as of August 7, 1998, among Excel Realty Trust, Inc., ERT Merger Sub, Inc. and New Plan Realty Trust.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  99.1 Press Release, dated September 25, 1998, announcing stockholder approval of the Merger and the payment of a 20% stock dividend to holders of Excel common stock.

                  99.2 Press Release, dated September 28, 1998, announcing the consummation of the Merger.

                              NEW PLAN REALTY TRUST
                                  CONSOLIDATED
                              FINANCIAL STATEMENTS



                         REPORT OF INDEPENDENT AUDITORS


To the Trustees and Shareholders
of New Plan Realty Trust:


We have audited the accompanying consolidated balance sheets of New Plan Realty Trust and Subsidiaries as of July 31, 1998 and 1997 and the related consolidated statements of income, change in shareholders' equity and cash flows for each of the three years in the period ended July 31, 1998. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Plan Realty Trust and Subsidiaries as of July 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended July 31, 1998 in conformity with generally accepted accounting principles.



                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                            PricewaterhouseCoopers LLP


New York, New York
September 9, 1998,
except for Note Q
for which the date
is September 28, 1998

                     NEW PLAN REALTY TRUST AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JULY 31, 1998 AND 1997
                                 (In Thousands)



                                                                                        1998                1997
                                                                                      ----------          ----------

ASSETS:


Real estate, at cost

     Land                                                                             $  272,176          $  232,502

     Buildings and improvements                                                        1,180,562           1,045,273
                                                                                      ----------          ----------

                                                                                       1,452,738           1,277,775


     Less accumulated depreciation and amortization                                      136,978             105,866
                                                                                      ----------          ----------

                                                                                       1,315,760           1,171,909


Cash and cash equivalents                                                                 26,284              42,781

Marketable securities                                                                      1,787               2,034

Mortgages and notes receivable                                                            13,878              23,107

Receivables

     Trade and notes, net of allowance for doubtful accounts (1998 - $7,926;
     1997 - $5,581)                                                                       14,025              12,035

     Other                                                                                 1,376               1,464

Prepaid expenses and deferred charges                                                      7,823               5,000

Other assets                                                                               3,592               2,814
                                                                                      ----------          ----------

TOTAL ASSETS                                                                          $1,384,525          $1,261,144
                                                                                      ==========          ==========



See Notes to Consolidated Financial Statements.

                     NEW PLAN REALTY TRUST AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JULY 31, 1998 AND 1997
                                 (In Thousands)



                                                                                         1998                1997
                                                                                      ----------          ----------
LIABILITIES:


Mortgages payable                                                                     $  114,099          $   65,573

Notes payable, net of unamortized discount
  (1998 - $1,211; 1997 - $1,366)                                                         462,789             412,634

Other liabilities                                                                         37,520              33,359

Tenants' security deposits                                                                 5,590               4,623
                                                                                      ----------          ----------

  TOTAL LIABILITIES                                                                      619,998             516,189
                                                                                      ----------          ----------


COMMITMENTS AND CONTINGENCIES


SHAREHOLDERS' EQUITY

Preferred shares

  Par value $1.00, unlimited authorization; issued and outstanding (1998 and
  1997 - Series A 150,000 Cumulative Preferred Shares), $75,000
  redemption value                                                                        72,775              72,775

Shares of beneficial interest

  Without par value, unlimited authorization;
  issued and outstanding (1998 - 59,874;
  1997 - 58,934)                                                                         759,853             738,011

Less: loans receivable for purchase of
  shares of beneficial interest                                                            2,306               2,814

Add: unrealized gain on securities reported
  at fair value                                                                              813               1,057
                                                                                      ----------          ----------

                                                                                         831,135             809,029

Less distributions in excess of net income                                                66,608              64,074
                                                                                      ----------          ----------

  TOTAL SHAREHOLDERS' EQUITY                                                             764,527             744,955
                                                                                      ----------          ----------

TOTAL LIABILITIES AND SHAREHOLDER' EQUITY                                             $1,384,525          $1,261,144
                                                                                      ==========          ==========



See Notes to Consolidated Financial Statements.

                     NEW PLAN REALTY TRUST AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED JULY 31, 1998, 1997 AND 1996
                   (In Thousands Except For Per Share Amounts)


                                                                      1998                1997                1996
                                                                    ---------           ---------           ---------
Revenues:

  Rental income and related revenues                                $ 246,309           $ 202,093           $ 162,821

  Interest and dividend income                                          3,950               4,728               4,785
                                                                    ---------           ---------           ---------

Total revenues                                                        250,259             206,821             167,606
                                                                    ---------           ---------           ---------

Operating expenses:

  Operating costs                                                      61,417              52,584              39,531

  Real estate and other taxes                                          22,850              18,449              15,788

  Interest expense                                                     36,815              28,256              17,561

  Depreciation and amortization                                        31,622              25,006              20,004

  Provision for doubtful accounts                                       4,171               3,283               1,984
                                                                    ---------           ---------           ---------

Total operating expenses                                              156,875             127,578              94,868
                                                                    ---------           ---------           ---------

                                                                       93,384              79,243              72,738

  Administrative expenses                                               2,770               2,203               2,616
                                                                    ---------           ---------           ---------


Income Before (Loss)/Gain on

  Sale of Properties and Securities:                                   90,614              77,040              70,122


    (Loss)/gain on sale of properties and securities, net                 (41)                 (3)                399
                                                                    ---------           ---------           ---------

Net Income                                                             90,573              77,037              70,521

Preferred Dividend required                                            (5,850)               (461)                 --
                                                                    ---------           ---------           ---------

Net Income applicable to Shares of Beneficial
  Interest                                                          $  84,723           $  76,576           $  70,521
                                                                    =========           =========           =========

Net Income Per Share of Beneficial Interest

  Basic                                                             $    1.43           $    1.31           $    1.25

  Diluted                                                           $    1.42           $    1.30           $    1.25


Cash Distribution Per Share of Beneficial Interest                  $   1.475           $   1.435           $   1.395

Weighted Average Shares of Beneficial Interest Outstanding

  Basic                                                                59,365              58,461              56,484

  Diluted                                                              59,774              58,735              56,642



See Notes to Consolidated Financial Statements.

                              NEW PLAN REALTY TRUST
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                For the Years Ended July 31, 1998, 1997 and 1996




                                                  Preferred Shares         Shares of Beneficial Interest  Notes Receivable
                                              ----------------------       ----------------------------   ----------------
                                              Issued          Amount          Issued          Amount
                                              ------          ------          ------          ------
Balance July 31, 1995                                                         53,262          $622,562       $(3,370)
Net income
Dividends paid
Dividend reinvestment                                                             738           15,126
Exercise of stock options                                                           9              165
Repayment of loans                                                                                               286
Increase during year
Issuance of preferred shares                                                    4,060           81,227
                                              --------        ---------       -------         --------      --------

Balance July 31, 1996                                                          58,069          719,080        (3,084)
Net income
Dividends paid
Dividend reinvestment                                                             750           16,475
Exercise of stock options                                                         115            2,456
Repayment of loans                                                                                               270
Increase during year
Issuance of preferred shares                       150           72,775
                                              --------        ---------       -------         --------      --------

Balance July 31, 1997                              150           72,775        58,934          738,011        (2,814)
Net income
Dividends paid
Dividend reinvestment                                                             765           18,197
Exercise of stock options                                                         175            3,645
Repayment of loans                                                                                               508
Decrease during year
                                              --------        ---------       -------         --------      --------

Balance July 31, 1998                              150          $72,775        59,874         $759,853       $(2,306)
                                               =======          =======        ======         ========      ========

                                                               Cumulative
                                               Unrealized      Distributions in          Total
                                               Gains on        Excess of Net         Shareholders'
                                               Securities      Income                    Equity
                                               ----------      ----------------      --------------
Balance July 31, 1995                            $  182               $(48,845)            $570,529
Net income                                                              70,521               70,521
Dividends paid                                                         (78,962)             (78,962)
Dividend reinvestment                                                                        15,126
Exercise of stock options                                                                       165
Repayment of loans                                                                              286
Increase during year                                461                                         461
Issuance of preferred shares                                                                 81,227
                                               --------        ---------------          -----------

Balance July 31, 1996                               643                (57,286)             659,353
Net income                                                              77,037               77,037
Dividends paid                                                         (83,825)             (83,825)
Dividend reinvestment                                                                        16,475
Exercise of stock options                                                                     2,456
Repayment of loans                                                                              270
Increase during year                                414                                         414
Issuance of preferred shares                                                                 72,775
                                               --------        ---------------          -----------

Balance July 31, 1997                             1,057                (64,074)             744,955
Net income                                                              90,573               90,573
Dividends paid                                                         (93,107)             (93,107)
Dividend reinvestment                                                                        18,197
Exercise of stock options                                                                     3,645
Repayment of loans                                                                              508
Decrease during year                               (244)                                       (244)
                                               --------        ---------------          -----------

Balance July 31, 1998                            $  813               $(66,608)            $764,527
                                                 ======             ==========             ========



See Notes to Consolidated Financial Statements

                     NEW PLAN REALTY TRUST AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JULY 31, 1998, 1997 AND 1996
                                 (In Thousands)


                                                                                   1998                1997                1996
                                                                                 ---------           ---------           ---------
OPERATING ACTIVITIES

  Net Income                                                                     $  90,573           $  77,037           $  70,521

  Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation and amortization                                                   31,622              25,006              20,004

    Loss/(Gain) on sale of properties, net                                              67                  10                (540)

    (Gain)/Loss on sale of securities, net                                             (26)                 (7)                141

    Changes in operating assets and liabilities, net:

      Change in trade and notes receivable                                          (4,335)             (2,054)             (5,776)

      Change in other receivables                                                       88                (355)                 13

      Change in allowance for doubtful accounts                                      2,345               1,604               1,054

      Change in other liabilities                                                    4,161               3,475               8,239

      Change in net sundry assets and liabilities                                   (2,988)                605                (250)
                                                                                 ---------           ---------           ---------

  NET CASH PROVIDED BY OPERATING ACTIVITIES                                        121,507             105,321              93,406
                                                                                 ---------           ---------           ---------



INVESTING ACTIVITIES

  Sales of marketable securities                                                        29                 484               4,274

  Purchases of marketable securities                                                    (1)                 (2)                 __

  Net proceeds from the sale of properties                                             (67)              3,862               3,474

  Purchases and improvement of properties                                         (123,036)           (282,607)           (186,008)

  Repayment of mortgage notes receivable, net                                        9,229                 491                 821
                                                                                 ---------           ---------           ---------

  NET CASH USED IN INVESTING ACTIVITIES                                           (113,846)           (277,772)           (177,439)
                                                                                 ---------           ---------           ---------



See Notes to Consolidated Financial Statements

                            (Continued on next page)

                     NEW PLAN REALTY TRUST AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JULY 31, 1998, 1997 AND 1996
                         (CONTINUED FROM PREVIOUS PAGE)
                                 (In Thousands)



                                                           1998               1997                 1996
                                                        ---------           ---------           ---------
FINANCING ACTIVITIES

  Distributions to shareholders of shares                 (93,107)            (83,825)            (78,962)

  Issuance of preferred shares
    pursuant to a public offering,
    net of offering costs                                      --              72,775                  --

  Issuance of shares of beneficial interest
    pursuant to dividend reinvestment plan                 18,197              16,475              15,126

  Issuance of shares of beneficial interest
    pursuant to public offering, net of
    loans receivable and offering costs                                            --              81,228

  Issuance of shares of beneficial interest
    upon exercise of stock options                          3,645               2,456                 164

  Proceeds from short-term borrowing                           --              12,000              19,500

  Repayment of short-term borrowing                            --             (31,500)                 --

  Proceeds from sale of notes                              50,000             223,144              10,000

  Principal payments on mortgages                          (3,401)               (862)            (10,898)

  Repayment of loans receivable for the
    purchase of shares of beneficial interest                 508                 269                 286
                                                        ---------           ---------           ---------

    NET CASH PROVIDED BY FINANCING ACTIVITIES             (24,158)            210,932              36,444
                                                        ---------           ---------           ---------


    (DECREASE)/INCREASE IN CASH AND
      CASH EQUIVALENTS                                    (16,497)             38,481             (47,589)


Cash and cash equivalents at beginning of year             42,781               4,300              51,889
                                                        ---------           ---------           ---------


CASH AND CASH EQUIVALENTS AT END OF YEAR                $  26,284           $  42,781           $   4,300
                                                        =========           =========           =========



See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and Income Taxes: New Plan Realty Trust was organized July 31, 1972 as a Massachusetts Business Trust. New Plan Realty Trust and subsidiaries (the "Trust") have elected to be taxed as a Real Estate Investment Trust ("REIT") under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Trust does not pay Federal income tax on income as long as income distributed to shareholders is at least equal to 95% of real estate investment trust taxable income and pays no Federal income tax on capital gains distributed to shareholders. The Trust may be subject to tax by certain states that do not recognize the REIT. Provision for such taxes has been included in real estate and other taxes.

         Basis of Consolidation: The consolidated financial statements include the accounts of New Plan Realty Trust and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain prior period amounts have been reclassified to conform to the current year presentation.

         Real Estate: Real estate is carried at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation is calculated on the straight-line method based on the estimated useful lives of the assets ranging from 5 to 40 years. Amortization of leasehold improvements is calculated on a straight-line basis over the shorter of the life of the lease or the estimated useful life of the asset. If there is an event or a change in circumstances that indicates that the basis of the Trust's property may not be recoverable the Trust's policy is to assess any impairment in value by making a comparison of the current and projected operating cash flows (excluding interest and income taxes) of the property over its remaining useful life, on an undiscounted basis, to the carrying amount of the property. Such carrying amounts would be adjusted, if necessary, to reflect an impairment in the value of the property.

         The Trust records sales when, among other criteria, the parties are bound by the terms of a contract, all consideration has been exchanged and all conditions precedent to closing have been performed. These conditions are usually met at the time of closing. The cost and related accumulated depreciation of assets sold are removed from the respective accounts and any gain or loss is recognized in income.

         New Accounting Standards: During 1998, the Trust adopted the provisions of SFAS 128 and SFAS 129. SFAS 129 had no impact on the financial statements. Pursuant to SFAS 128, the Trust restated all per share data to conform with the provisions of that pronouncement (See Note I).

         During fiscal 1998, the Financial Accounting Standards Board issued (a) No. 130 "Reporting Comprehensive Income" ("SFAS 130"), which is effective for fiscal years beginning after December 15, 1997, (b) No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years beginning after December 15, 1997, (c) No 132 "Employees Disclosure About Pensions and Other Postretirement Benefits" ("SFAS 132") which is effective for fiscal years beginning after December 15, 1997 and
(d) No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which is effective for fiscal years beginning after June 15, 1999. Management believes that the implementation of SFAS 130, 131, 132 and 133 will not have a material impact on the Trust's financial statements.

         In addition, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") and Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which are effective for fiscal years beginning after December 15, 1998. Further, the Emerging Issues Task Force of the Financial Accounting Standards Board released Issue No. 97-11, "Accounting for Internal Costs Relating to Real Estate Property Acquisitions" ("EITF 97-11") and Issue No. 98-9, "Accounting for Contingent Rent in Interim Financial Periods" ("EITF 98-9").

         SOP 98-5 requires that certain costs incurred in conjunction with start-up activities be expensed. SOP 98-1 provides guidance on whether the costs of computer software developed or obtained for internal use should be capitalized or expensed. EITF 97-11 requires that the internal pre-acquisition costs of identifying and acquiring operating property be expensed as incurred. EITF 98-9 requires that contingent revenue not be accrued until a future specified sales target is achieved.

         Management believes that, when adopted, SOP 98-5 and SOP 98-1 will not have a significant impact on the Trust's financial statements. EITF 97-11 and 98-9 were adopted during fiscal year 1998 and did not have a material impact on the Trust's financial statements.

         Cash Equivalents: Cash equivalents consist of short-term, highly liquid debt instruments with original maturities of three months or less. Items classified as cash equivalents include insured bank certificates of deposit and commercial paper. At times cash balances at a limited number of banks may exceed insurable amounts. The Trust believes it mitigates its risk by investing in or through major financial institutions. Recoverability of investments is dependent upon the performance of the issuer.

         Revenue Recognition: Lease agreements between the Trust and retail tenants generally provide for additional rentals based on such factors as percentage of tenants' sales in excess of specified volumes, increases in real estate taxes, increases in Consumer Price Indices and common area maintenance charges. These additional rentals are generally included in income when reported to the Trust or when billed to tenants.

         The Trust recognizes rental income from leases with scheduled rent increases on a straight-line basis over the lease term. Deferred rent receivable, included in trade and notes receivable, represents the difference between the straight-line rent and amounts currently due.

         Concentration of Credit Risk: No tenant or single property accounts for more than 5% of the Trust's revenues.

         Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The most significant assumptions and estimates relate to depreciable lives, valuation of real estate and the recoverability of mortgage notes and trade accounts receivable.

         Internal Software Costs: Any costs associated with modifying computer software for the year 2000 are expensed as incurred. Management does not believe future costs to be incurred will be material.

NOTE B - MARKETABLE SECURITIES

         The Trust has classified all investments in equity securities as available-for-sale. All investments are recorded at current market value with an offsetting adjustment to shareholders' equity (Amounts in Thousands).


July 31,                             1998            1997
--------                           ------          ------
Amortized cost/cost basis          $  974          $  977

Unrealized holdings gains             813           1,057
                                   ------          ------

Fair value                         $1,787          $2,034
                                   ======          ======

          The net decrease in unrealized holding gains that has been included as a separate component of shareholders' equity is $244 for 1998. The weighted average method is used to determine realized gain or loss on securities sold. The market value of marketable securities is based on quoted market prices as of July 31, 1998 and 1997.

NOTE C - MORTGAGES & NOTES RECEIVABLE

         Mortgages and Notes Receivable are collateralized principally by real property and consist of the following (Amounts in Thousands):


July 31,                                                            1998             1997
                                                                 -------          -------
10% purchase money first mortgage, due August 31, 1998           $ 5,180          $ 5,180

9.38% purchase money first mortgage, due July 30, 1999             4,205            4,205

9.375% purchase money first mortgage, due July 27, 2002               --           10,350

12% leasehold mortgage, due May 1, 2008                              864              890

11.5% note, due April 30, 2004                                       212              237

8.75% purchase money first mortgage, due July 23, 1998                --              795

9% purchase money first mortgage, due July 23, 2000                  645               --

7.2% purchase money first mortgage, due May 9, 2001                  750              750

8.75% purchase money first mortgage, due July 23, 2001               700              700

10% leasehold mortgage, due May 31, 2008                           1,322               --
                                                                 -------          -------

                                                                 $13,878          $23,107
                                                                 =======          =======

NOTE D - OTHER RECEIVABLES  (Amounts in Thousands)


July 31,                                                            1998             1997
--------                                                         -------          -------

Interest and dividends                                           $   266          $   599

Notes receivable                                                      46              338

Due from officers, trustees and employees (1)                        655              497

Miscellaneous receivables                                            409               30
                                                                 -------          -------

                                                                 $ 1,376          $ 1,464
                                                                 =======          =======

(1) Amounts, which are interest bearing, are either due on demand or have scheduled maturities.


NOTE E - MORTGAGES AND CREDIT FACILITY

            Mortgages are collateralized by real property with aggregate carrying amounts of approximately $269.7 million before accumulated depreciation and amortization. As of July 31, 1998, mortgages payable bear interest at rates ranging from 3.79% to 10.75%, having a weighted average rate of 7.795% per annum and mature from 1998 to 2008.

           Scheduled principal payments during each of the next five fiscal years and thereafter are approximately as follows (Amounts in Thousands):


Year Ending July 31,           Amount
--------------------           ------
1999                          $  4,240

2000                            30,873

2001                             9,562

2002                            21,707

2003                            18,470

Thereafter                      29,247
                              --------
Total                         $114,099
                              ========

         The Trust has an unsecured revolving credit facility which provides for up to $50 million of debt through November, 1998. At July 31, 1998 there were no amounts outstanding under this facility. At the time of borrowing, the Trust can choose from three interest rate options. There are restrictive covenants that place a ceiling on total indebtedness of the lesser of 65% of tangible net worth or $350,000,000, a ceiling on mortgage indebtedness of $105,000,000, a minimum interest coverage ratio of 2.5 to 1 and a minimum tangible net worth of $400,000,000.

         The Trust has outstanding approximately $40,000 of letters of credit as of July 31, 1998.

         Interest costs capitalized for the years ended July 31, 1998, 1997, and 1996 were approximately $12,000, $868,000, and $203,000, respectively.

NOTE F - NOTES PAYABLE

         Notes Payable consists of the following (Amounts in Thousands):


Description                                    Face Amount       Due Date                    1998              1997
-----------                                    -----------       --------                    ----              ----

7.75% Senior notes,
  effective interest rate 7.95%,
  net of unamortized discount:
  1998 - $1,019; 1997 -  $1,132                $100,000          4/6/2005                 $ 98,981         $ 98,868

6.80% Senior unsecured notes,
  effective interest rate 6.87%,
  net of unamortized
  discount:
  1998 - $192; 1997 - $234                       81,000          5/15/2002                  80,808           80,766

7.97% unsecured notes                            10,000          8/14/2026                  10,000           10,000

Variable rate unsecured notes                    49,000          8/3/1999                   49,000           49,000

Variable rate unsecured notes                    10,000          8/3/1998                   10,000           10,000

5.95% unsecured notes                            49,000          11/2/2026                  49,000           49,000

7.65% unsecured notes                            25,000          11/2/2026                  25,000           25,000

7.68% unsecured notes                            20,000          11/2/2026                  20,000           20,000

Variable rate unsecured notes                    40,000          5/15/2000                  40,000           40,000

7.35% unsecured notes                            30,000          6/15/2007                  30,000           30,000

6.9% unsecured notes                             50,000          2/15/2028                  50,000               --
                                                                                          --------         --------

Total                                                                                     $462,789         $412,634
                                                                                          ========         ========



         The Notes are uncollateralized and subordinate to mortgages payable and rank equally with debt under the revolving credit facility. Where applicable, the discount is being amortized over the life of the respective Notes using the effective interest method. Interest is payable semi-annually or quarterly and the principal is due at maturity. Among other restrictive covenants, there is a restrictive covenant that limits the amount of total indebtedness to 65% of total assets. For the year ended July 31, 1998, $387,000 of amortized discount and issuing costs were included in interest expense.


NOTE G - OTHER LIABILITIES (Amounts in Thousands)


July 31,                                                                               1998                 1997
--------                                                                               -----                ----
Accounts payable                                                                    $  3,362            $  2,096

Taxes payable                                                                         10,523               9,289

Interest payable on notes                                                              9,712               7,779

Amounts due seller of property                                                         1,952               1,467

Professional and personnel costs                                                       1,239               1,666

Accrued construction costs                                                             4,789               4,872

Acquisition costs                                                                      1,120               1,884

Other                                                                                  3,715               2,969

Deferred rent expense and rent received in advance                                     1,108               1,337
                                                                                     -------             -------

                                                                                     $37,520             $33,359
                                                                                     =======             =======


NOTE H - SHAREHOLDERS' EQUITY

         The Series A Cumulative Preferred Shares are redeemable at the option of the Trust on or after June 15, 2007 at the liquidation preference of $500 a share. The preferred shares pay dividends quarterly at the rate of 7.8% of the liquidation preference per annum through September 15, 2012 and at the rate of 9.8% of the liquidation preference per annum thereafter. In connection with the issuance of the Series A Cumulative Preferred Shares, 1,500,000 depositary shares, each representing a 1/10 fractional interest in a share of cumulative preferred, were sold to the public.

         The Trust has the following stock option plans (the "Plans") pursuant to which the Trust has granted (and in one instance, may continue to grant) options to purchase Shares of Beneficial Interest of the Trust (the "Shares") to officers, trustees and certain key employees of the Trust: (i) the 1985 Incentive Stock Option Plan (the "1985 Plan"), (ii) the March 1991 Stock Option Plan (the "March 1991 Plan"), (iii) the Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), (iv) the 1991 Stock Option Plan (the "1991 Plan") and (v) the 1997 Stock Option Plan (the "1997 Plan"). The exercise price of a Share pursuant to each of the Plans is or was required (as the case may be) to be no less than the fair market value of a Share on the date of grant. Under the 1985 Plan and the 1991 and 1997 Plans (with the exception of certain option grants of 10,000 Shares or more, as discussed below) and the Non-Qualified Plan, options are exercisable 20% per year commencing one year from the date of grant. In the case of certain option grants of 10,000 Shares or more under the 1991 Plan, such option grants are exercisable 10% after the first anniversary of the date of grant, 25% after the second anniversary of the date of grant, 45% after the third anniversary of the date of grant, 70% after the fourth anniversary of the date of grant and 100% after the fifth anniversary of the date of grant. In the case of the March 1991 Plan, 30% of the options granted are exercisable on the third anniversary of the date of grant and, thereafter, an additional 10% of the granted options are exercisable on a yearly basis. Future option grants can be made only under the 1991 and 1997 Plans.

The following table shows the activity and balances for each stock option plan during the fiscal years indicated.

                                                        Non-           March
                                       1985             Qualified      1991                 1991            1997
Options                                Plan             Plan           Plan                 Plan            Plan
-------                                ----             ----           ----                 ----            ----
Outstanding July 31, 1995           351,600              5,000         1,300,000           422,250


Exercised                            (5,000)                --                --            (4,000)

Canceled                               (800)                --                --           (20,500)

Granted                               3,200                 --                --            31,300
                                 ----------         ----------        ----------        ----------

Outstanding July 31, 1996           349,000              5,000         1,300,000           429,050


Exercised                           (72,700)                --                --           (42,100)

Canceled                                 --                 --                --           (26,800)

Granted                                  --                 --                --           571,750
                                 ----------         ----------        ----------        ----------

Outstanding July 31, 1997           276,300              5,000         1,300,000           931,900


Exercised                           (96,515)                --                --           (78,300)

Canceled                            (26,085)                --                --           (85,350)         (101,250)

Granted                                                     --                --            41,500         1,408,750
                                 ----------         ----------        ----------        ----------         ---------

Outstanding July 31, 1998           153,700              5,000         1,300,000           809,750         1,307,500
                                 ==========         ==========        ==========        ==========         =========



Options exercisable at July 31, 1998
------------------------------------

Average outstanding option

  price, which was the market

  price of the shares on

  the dates of grant                $ 22.43            $ 21.88           $ 18.88           $ 21.86           $ 24.13


Average price of options

  exercised during 1998             $ 20.60                 --                --           $ 21.16                --


          The Trust has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation expense has been recognized for the options described above which were granted on or after August 1, 1995. Had compensation cost for these options been determined based on the fair value on the grant date consistent with the provisions of SFAS 123, the Trust's net earnings and earnings per share of beneficial interest would have been changed to the pro forma amounts shown below.

          These pro forma adjustments to net income and net income per common share assume fair values of each option grant estimated using the Black-Scholes option pricing formula. The more significant assumptions underlying the determination of such fair values for options granted during 1998, 1997 and 1996 include: (i) weighted average risk-free interest rates of 5.87%, 6.66% and 6.4%, respectively; (ii) weighted average expected option lives of 6.5 years, 6.3 years and 6.3 years, respectively; (iii) an expected volatility of 18.25%, 19.3% and 15.79%, respectively, and (iv) an expected dividend yield of 6.14%, 6.12% and 6.12%, respectively. The per share weighted average fair value at the dates of grant for options awarded during 1998, 1997 and 1996 was $2.78, $3.10 and $2.83, respectively.



                                                           Net Income Per Share of Beneficial Interest
                                    Net Income             -------------------------------------------
                                   (in thousands)                   Basic                   Diluted
Year ended July 31, 1998            $  83,904                       $1.41                     $1.41

Year ended July 31, 1997               76,465                        1.31                      1.30

Year ended July 31, 1996               70,510                        1.25                      1.25

         The Trust has a Dividend Reinvestment and Share Purchase Plan (the "Plan") whereby shareholders may invest cash distributions and make optional cash payments to purchase Shares of the Trust without payment of any brokerage commission or service charge. The price per share of the additional shares to be purchased with invested cash distributions is the midpoint between the day's high and low sales prices on the New York Stock Exchange, less 5%.

         The Trust has made loans to officers, trustees and employees primarily for the purpose of purchasing its Shares. These loans are demand and term notes bearing interest at rates ranging from 5% to 9.75%. Interest is payable quarterly.

NOTE I - NET INCOME PER SHARE OF BENEFICIAL INTEREST

         On January 31, 1998 the Trust adopted Financial Accounting Standard No. 128 "Earnings Per Share". All per share data has been restated to conform to the provisions of FAS 128.

         The following table sets forth the computation of average shares outstanding and basic earnings and diluted earnings per share (Amounts in Thousands, Except Per Share Amounts):

                                                               Year Ended July 31,
                                                      1998             1997            1996
                                                    --------         --------         --------
Numerators
----------
Net Income                                          $ 90,573         $ 77,037         $ 70,521
Less preferred stock dividend requirement             (5,850)            (461)              --
                                                    --------         --------         --------
Net income available to shares of beneficial
  interest                                          $ 84,723         $ 76,576         $ 70,521
                                                    ========         ========         ========

Denominators
------------
Weighted average shares outstanding for
  Basic EPS                                           59,365           58,461           56,484
Effects of Dilutive Securities - Options                 409              274              158
                                                    --------         --------         --------
Adjusted Weighted Average Shares
 Outstanding - For Diluted EPS                        59,774           58,735           56,642
                                                    ========         ========         ========
Basic EPS                                           $   1.43         $   1.31         $   1.25
Diluted EPS                                         $   1.42         $   1.30         $   1.25


NOTE J - LEASE AGREEMENTS

         The Trust has entered into leases, as lessee, in connection with ground leases for shopping centers which it operates, an office building which it sublets and administrative office space for the Trust. These leases are accounted for as operating leases. The minimum annual rental commitments during the next five fiscal years and thereafter are approximately as follows (Amounts in Thousands):


Year Ending July 31,                          Amount
--------------------                          ------
1999                                         $ 1,093

2000                                           1,074

2001                                           1,070

2002                                           1,109

2003                                           1,140

Thereafter                                    19,237
                                             -------
Total                                        $24,723
                                             =======

         For the years ended July 31, 1998 and 1996, the lease for office space included contingent rentals for real estate tax escalations and operating expense in the amount of $10,000 and $100,000, respectively. There were no contingent rentals for the year ended July 31, 1997. In addition, ground leases provide for fixed rent escalations and renewal options.

NOTE K - RENTAL INCOME UNDER OPERATING LEASES

         Minimum future rentals to be received during the next five fiscal years and thereafter with initial or remaining noncancellable lease terms in excess of one year are approximately as follows (Amounts in Thousands):


Year Ending July 31,                        Amount
--------------------                        ------
1999                                      $128,162

2000                                       111,972

2001                                        94,189

2002                                        80,958

2003                                        67,270

Thereafter                                 372,028
                                          --------
Total                                     $854,579
                                          ========

         The above table assumes that all leases which expire are not renewed, therefore neither renewal rentals nor rentals from replacement tenants are included.

         Minimum future rentals do not include contingent rentals, which may be received under certain leases on the basis of percentage of reported tenants' sales volume accounted for under EITF 98-9 (See Summary of Significant Accounting Policies), increases in Consumer Price Indices, common area maintenance charges and real estate tax reimbursements. Contingent rentals included in income for the years ended July 31, 1998, 1997 and 1996 amounted to approximately $34,421,000, $28,933,000 and $26,173,000, respectively.

NOTE L - PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         The Trust acquired 14 shopping centers and five apartment complexes during the year ended July 31, 1998. The aggregate acquisition cost of these properties included existing mortgages and $105 million in cash. In addition, the Trust completed the merger with Excel Realty Trust during September, 1998 (See Note Q). The pro forma financial information for the years ended July 31, 1998 and 1997 shown below is based on the historical statements of the Trust after giving effect to the aforementioned acquisition of 19 properties and the merger with Excel Realty Trust as if such acquisitions took place on August 1, 1997 and 1996, respectively.

         The purchase price allocations related to the Excel merger are preliminary and are subject to adjustment based on the results of the various appraisals and analyses of fair values.

         The pro forma financial information is presented for informational purposes only and may not be indicative of results that would have actually occurred had the acquisitions taken place at the dates indicated or of what may occur in the future. (Amounts in Thousands, Except Per Share Data)


Year Ended July 31,                          1998               1997
-------------------                          ----               ----
Pro forma total revenues              $   411,737        $   392,259

Pro forma net income                  $   153,857        $   141,692

Pro forma net income per share

   of beneficial interest

       Basic                          $      1.52        $      1.41

       Diluted                        $      1.49        $      1.38



NOTE M - QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (Amounts in Thousands, Except Per Share Data)


                                                               Earnings Per Share
                                              Net            ----------------------
Year Ended July 31,          Revenue        Income           Basic         Diluted

1998
----
First                        $59,507        $21,537          $ .34          $ .34

Second                        61,845         22,525            .36            .35

Third                         63,481         22,899            .36            .36

Fourth                        65,426         23,612            .37            .37

1997
----
First                        $47,783        $19,076          $ .33          $ .33

Second                        51,147         19,092            .33            .32

Third                         52,066         19,088            .32            .32

Fourth                        55,825         19,781            .33            .33


NOTE N - SUPPLEMENTAL CASH FLOW INFORMATION

         The Trust entered into the following non-cash investing and financing activities (Amounts in Thousands):


Year Ended July 31,                                                    1998           1997
-------------------                                                    ----           ----
Mortgages payable assumed in the acquisition of properties            $51,900        $17,500

Mortgages receivable in connection with the sale of properties        $    --        $   700

         State and local income taxes paid for the year ended July 31, 1998 and 1997 were $156,000 and $872,000, respectively. Interest paid for the years ended July 31, 1998 and 1997 was $34,876,000 and $24,642,000, respectively.


NOTE O - RETIREMENT SAVINGS PLAN

         The Trust has a Retirement Savings Plan (the "Savings Plan"). Participants in the Savings Plan may elect to contribute a portion of their earnings to the Savings Plan and the Trust may, at the discretion of the Board of Trustees, make a voluntary contribution to the Savings Plan. For the years ended July 31, 1998, 1997 and 1996, the Trust's expense for the Savings Plan was $317,000, $250,000 and $228,000, respectively.

NOTE P - FINANCIAL INSTRUMENTS

         The estimated fair values of the Trust's financial instruments are as follows (Amounts in Thousands):


At July 31,                                                       1998      1997
-----------                                                       ----      ----
                                                                                                          Corre-
                                                       Carrying        Fair      Carrying       Fair      sponding
                                                        Amounts        Value     Amounts        Value     Footnote
                                                        -------        -----     -------        -----     --------
Assets:

  Cash and cash equivalents                             $ 26,284     $ 26,284    $ 42,781     $ 42,781       A

  Marketable securities                                    1,787        1,787       2,034        2,034       B

  Mortgages and notes receivable                          13,875       14,100      23,107       24,200       C

  Other receivables                                        1,376        1,376       1,464        1,464       D


Liabilities:

  Mortgages payable                                      114,099      115,700      65,573       67,500       E

  Notes payable                                          462,789      501,800     412,634      429,200       F

  Other liabilities                                       37,520       37,520      35,359       35,359       G

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable:

         Cash and cash equivalents and other receivables and payables: The carrying amount approximates fair value because of the short maturity of those instruments.

         Marketable securities: Fair value is based on quoted market prices.

         Mortgages and Notes receivable: The fair value is estimated based on discounting the future cash flows at a year-end risk adjusted lending rate that the Trust would utilize for loans of similar risk and duration.

         Mortgages payable and Notes payable: The fair value is estimated based on discounting future cash flows at a year-end adjusted borrowing rate which reflects the risks associated with mortgages and notes of similar risk and duration.



NOTE Q - SUBSEQUENT EVENTS

         Subsequent to July 31, 1998 the Trust purchased an apartment complex containing 278 units and a single tenant retail property containing approximately 34,000 gross leasable square feet. The properties are located in North Carolina and Pennsylvania. The aggregate purchase price for such properties was approximately $14.2 million.

         On August 11, 1998 the Trustees declared a cash distribution to shareholders of record of the shares of beneficial interest as of September 1, 1998 in the amount of $.375 per share (approximately $22.5 million) payable on September 11, 1998.

         On August 11, 1998 the Trustees declared a cash distribution to shareholders of record of the Series A Cumulative Preferred Shares as of September 1, 1998 in the amount of $9.75 per share ($.975 per depositary share, approximately $1.5 million) payable on September 15, 1998.

         On September 25, 1998, New Plan Realty Trust, a Massachusetts business trust (the "Trust"), Excel Realty Trust, Inc., a Maryland corporation ("Excel"), and ERT Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Excel ("Sub"), voted to accept an Agreement and Plan of Merger dated as of May 14, 1998 providing for the merger of the Sub with and into the Trust and the Trust surviving as a wholly-owned subsidiary of Excel. Subsequently Excel declared a 20% stock dividend and then issued one share of Excel for each of the Trust's outstanding shares of beneficial interest. After the merger, the combined company, which was renamed New Plan Excel Realty Trust, Inc. ("New Plan Excel"), has approximately 93 million common shares outstanding. Holders of the Trust's shares upon consummation of the merger hold approximately 65% of the outstanding common stock of New Plan Excel. The Board of Directors of New Plan Excel consists of the nine (9) current members of the Trust's Board and six (6) members currently on Excel's Board. The dividend policy of New Plan Excel for the first year following the merger is $1.60 per share with anticipated minimum increases of $0.0025 per share per quarter until the current quarterly dividend (expressed as an annual rate) is $1.67 per share.

         Holders of the Trust's Series A Cumulative Step Up Premium Rate Preferred Shares received an equal amount of Excel's Series D Cumulative Voting Step Up Premium Rate Preferred Stock ("Excel Series D Preferred Stock") with substantially identical terms, except that holders of the Excel Series D Preferred Stock will have the right to vote with the holders of the common stock of New Plan Excel on all matters and for two additional directors of New Plan Excel if the distributions on the Excel Series D Preferred Stock are in arrears for six or more quarterly periods. In addition, an application will be made to list the Excel Series D Preferred Stock on the New York Stock Exchange.

         The merger will, for financial accounting purposes, be accounted for as an acquisition of Excel by New Plan using the purchase method of accounting. The transaction was completed on September 28, 1998.

                        NEW PLAN EXCEL REALTY TRUST INC.
                               UNAUDITED PRO FORMA
                       OPERATING AND FINANCIAL INFORMATION


         The following tables set forth summary consolidated pro forma operating and financial information of New Plan Excel Realty Trust, Inc. for the year ended July 31, 1998 as if the merger of New Plan and Excel and each respective entity's property acquisitions during its current fiscal year had occurred on July 31, 1998 for balance sheet data and August 1, 1997 for income statement data. Information with respect to Excel is as of June 30, 1998 for balance sheet data and for the year ended June 30, 1998 for income statement data. The pro forma data included herein may not be indicative of the actual results or financial position had the merger of New Plan and Excel and the property acquisitions occurred on the dates indicated.

         The merger of New Plan and Excel has been accounted for as an acquisition of Excel by New Plan using the purchase method of accounting. The pro forma adjustments related to the merger are based on preliminary estimates of value. Actual adjustments will be based on the results of various appraisals and analyses of fair values.

                        NEW PLAN EXCEL REALTY TRUST, INC.
           PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS - UNAUDITED
                                 (In Thousands)


                                                       New Plan           Excel
                                                      Historical          Historical          Pro Forma
                                                      July 31,            June 30,            Combined                Pro Forma
                                                      1998 (2A)           1998 (2A)           Adjustments             Totals
                                                      ---------           ---------           -----------             ------
ASSETS

Real estate, net                                      $ 1,315,760         $   902,133         $   289,873(2B)         $ 2,507,766

Cash                                                       26,284              63,472             (12,200)(2C)             77,556

Accounts receivable, net                                   15,401               2,974                  --                  18,375

Notes receivable - affiliates                                  --              66,616                  --                  66,616

Notes receivable - other                                   13,878              30,975                  --                  44,853

Other assets                                               13,202              21,153              10,556(2D)              44,911
                                                      -----------         -----------         -----------             -----------

   Total assets                                       $ 1,384,525         $ 1,087,323         $   288,229             $ 2,760,077
                                                      ===========         ===========         ===========             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

  Mortgages and other notes payable                   $   576,888         $   380,761         $     9,083(2E)         $   966,732

  Capital leases                                               --              27,229                  --                  27,229

  Accounts payable, accrued expenses and other
    liabilities                                            43,110              18,755                  --                  61,865
                                                      -----------         -----------         -----------             -----------

        Total liabilities                                 619,998             426,745               9,083               1,055,826
                                                      -----------         -----------         -----------             -----------

Minority interest in partnership                               --              41,249                  --                  41,249
                                                      -----------         -----------         -----------             -----------

Stockholders' Equity:

  Preferred stock                                          72,775                  28             (72,774)(2F)                 29

  Beneficial interests                                    759,853                  --            (759,853)(2F)                 --

  Common stock                                                 --                 234                 646(2F)                 880

  Additional paid-in capital                                   --             661,260           1,068,934(2F)           1,730,194

  Accumulated distributions in excess of net
    income                                                (66,608)            (42,193)             42,193(2F)             (66,608)

  Loans receivable - purchase of shares                    (2,306)                 --                  --                  (2,306)

  Unrealized gain on securities                               813                  --                  --                     813
                                                      -----------         -----------         -----------             -----------

    Total stockholders' equity                            764,527             619,329             279,146               1,663,002
                                                      -----------         -----------         -----------             -----------

    Total liabilities and stockholders' equity        $ 1,384,525         $ 1,087,323         $   288,229             $ 2,760,077
                                                      ===========         ===========         ===========             ===========



The accompanying notes and management's assumptions are an integral part of this statement.

                        NEW PLAN EXCEL REALTY TRUST, INC.
        PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME - UNAUDITED
                        FOR THE YEAR ENDED JULY 31, 1998
                    (In Thousands, Except Per Share Amounts)


                                                         New Plan
                                         New Plan        Property                        Excel
                                         Historical      Acquisitions                    Historical      Excel Property
                                         Year Ended      Aug. 1, 1997                    Year Ended      Acquisitions
                                         July 31, 1998   to July 31,      New Plan       June 30,        July 1, 1997 to
                                         (3A)            1998             Pro Forma      1998 (3A)       June 30, 1998
                                         ----            ----             -----          ---------       -------------
Revenues:

  Rental                                 $246,309        $ 12,894         $259,203       $113,069        $ 19,075

  Interest and other                        3,950            (266)           3,684         22,231              36
                                         --------        ---------        --------       --------        --------

    Total revenue                         250,259          12,628          262,887        135,300          19,111
                                         --------        --------         --------       --------        --------

Expenses:

  Property expenses                        88,438           4,507           92,945         22,265           4,185

  Interest                                 36,815           5,999           42,814         29,042           3,196

  Depreciation and
   amortization                            31,622           1,749           33,371         15,111           2,215

  General and administrative                2,770              --            2,770          6,313             488
                                         --------        --------         --------       --------        --------

     Total expenses                       159,645          12,255          171,900         72,731          10,084
                                         --------        --------         --------       --------        --------

  Income before real estate
   sales, minority interest
   and other                               90,614             373           90,987         62,569           9,027

Minority interest                              --              --               --         (1,558)             --

Gains on sales of securities
  and other                                   (41)             --              (41)        (2,229)             --

Gain (loss) on sale of real
  estate                                       --              --               --            516              --
                                         --------        --------         --------       --------        --------

     Net income                          $ 90,573        $    373         $ 90,946       $ 59,298        $  9,027
                                         ========        ========         ========       ========        ========

Net income applicable to common shares

    Basic                                $84,723                          $ 85,096       $ 44,673

    Diluted                              $84,723                          $ 85,096       $ 46,231

Basic net income per common
  share                                  $  1.43                          $   1.43       $   2.06
                                         =======                          ========       ========

Diluted net income per common
  share                                  $  1.42                          $   1.42       $   1.95
                                         =======                          ========       ========




                                                                       Merger
                                         Excel Legacy     Excel        Pro Forma          Combined Pro
                                         Spin-off (3K)    Pro Forma    Adjustments        Forma Results
                                         -------------    ---------    -----------        -------------
Revenues:

  Rental                                 $ (3,703)        $128,441     $    243(3B)       $ 387,887

  Interest and other                       (2,101)          20,166           --              23,850
                                         ---------        --------     --------           ---------

    Total revenue                          (5,804)         148,607          243             411,737
                                         ---------        --------     --------           ---------

Expenses:

  Property expenses                            --           26,450          259(3C)         119,654

  Interest                                 (2,016)          30,222       (2,502)(3D)         70,534

  Depreciation and
   amortization                              (652)          16,674        7,495 (3E)         57,540

  General and administrative                (1,154)          5,647          310(3F)           8,727
                                         ----------       --------     --------           ---------

     Total expenses                         (3,822)         78,993        5,562             256,455
                                         ----------       --------     --------           ---------

  Income before real estate
   sales, minority interest
   and other                                (1,982)         69,614       (5,319)            155,282

Minority interest                               --          (1,558)          --              (1,558)

Gains on sales of securities
  and other                                     --          (2,229)          --              (2,270)

Gain (loss) on sale of real
  estate                                        --             516           --                 516
                                         ---------        --------     --------           ---------

     Net income                          $  (1,982)       $ 66,343     $ (5,319)          $ 151,970
                                         ==========       ========     =========          =========

Net income applicable to common shares

    Basic                                                 $ 51,718                        $ 131,495

    Diluted                                               $ 53,276                        $ 133,053

Basic net income per common
  share                                                   $   2.21                        $    1.50
                                                          ========                        =========

Diluted net income per common
  share                                                   $   2.09                        $    1.47
                                                          ========                        =========

                        NEW PLAN EXCEL REALTY TRUST, INC.
        PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME - UNAUDITED
                        FOR THE YEAR ENDED JULY 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (CONTINUED)


                                                                New Plan
                                                New Plan        Property                                        Excel Property
                                                Historical      Acquisitions                   Excel            Acquisitions
                                                Year Ended      Aug. 1, 1997                   Historical       July 1, 1997
                                                July 31, 1998   to July 31,      New Plan      Year Ended       to June 30,
                                                (3A)            1998             Pro Forma     June 30, 1998    1998
                                                -------------   ------------     ---------     -------------    --------------
Historical basic weighted average
 number of common shares
 outstanding                                    59,365                                         21,657

Historical diluted weighted average
 number of common shares
 outstanding                                    59,774                                         23,703

Pro forma basic weighted average
  number of common shares
  outstanding                                                                    59,365                          1,775(3G)

Pro forma diluted weighted average
  number of common shares
  outstanding                                                                    59,774                          1,775(3G)





                                                Excel         Excel      Merger
                                                Legacy        Pro       Pro Forma        Combined Pro
                                                Spin-off      Forma     Adjustments     Forma Results
                                                --------      -----     -----------     -------------
Historical basic weighted average
 number of common shares
 outstanding

Historical diluted weighted average
 number of common shares
 outstanding

Pro forma basic weighted average
  number of common shares
  outstanding                                                 23,432                     87,483

Pro forma diluted weighted average
  number of common shares
  outstanding                                                 25,478                     90,348




      The accompanying notes and management's assumptions are an integral part of this statement.

                        NEW PLAN EXCEL REALTY TRUST, INC.

     NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED CONDENSED
                        FINANCIAL INFORMATION - UNAUDITED
                    (In thousands, except per share amounts)

1. Summary of Accounting Treatment:

         The exchange of New Plan Shares of Beneficial Interest for Excel Common Stock in connection with the Merger is being accounted for as a reverse merger for financial reporting purposes as if New Plan has acquired Excel. As such, the assets and liabilities of Excel have been adjusted to fair value in connection with the application of purchase accounting.

2.  Adjustments to Pro Forma Consolidated Condensed Balance Sheets

         (A) Certain reclassifications have been made to the historical balance sheets of New Plan and Excel in order to conform to the desired pro forma combined condensed balance sheet presentation.

         (B) Represents adjustments to record the Merger in accordance with the purchase method of accounting based upon an assumed purchase price of Excel stock of $905,175. The purchase price was calculated assuming a market value of New Plan Shares of Beneficial Interest of $24.20 per share times the outstanding shares of Excel Common Stock of 28,118,668 after the 20% stock dividend to the current holders of Excel Common Stock. In addition, the Excel Preferred A Stock of 2,126,380 shares has been valued at $28.75 per share and the Excel Preferred B Stock of 630,000 shares has been valued at $24.90 per 1/10 of a share. All share prices were determined by taking the average of the closing stock prices 10 days before and after the announced merger date of May 14, 1998. The total purchase price is as follows:


                                  Shares                             Total
Security                        Outstanding    Value Per Share  Consideration
--------                        -----------    ---------------  -------------
Common Stock                    28,118,668        $   24.20     $  680,472

Series A preferred stock         2,126,380        $   28.75         61,133

Series B preferred stock
  to depositary shares             630,000        $   24.90        156,870
                                                                ----------

        Total consideration                                        898,475

Merger and the Other Transaction
  costs (see below)                                                  6,700
                                                                ----------

        Total purchase price                                      $905,175
                                                                ==========

         Estimated fees and expenses related to the Merger are as follows:


                 Advisory fees                                                      $ 7,200

                 Accounting and legal                                                 2,000

                 Other costs                                                          3,000
                                                                                    -------

                        Total                                                        12,200

                 Less Excel expenses                                                  5,500
                                                                                    -------

                 New Plan transaction costs                                         $ 6,700
                                                                                    =======

                        NEW PLAN EXCEL REALTY TRUST, INC.

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA
      CONSOLIDATED CONDENSED FINANCIAL INFORMATION - UNAUDITED (Continued)
                    (In thousands, except per share amounts)


     The adjustment to reflect investment in real estate:

Purchase price (see above)                                                             $ 905,175

Less historical book value of Excel equity                                              (619,329)

Transaction costs to be paid by Excel and expensed thereby
  reducing the historical book value of Excel                                              5,500

Adjustments to reflect certain assets and liabilities of Excel at fair value:

     Other assets (see Note (D))                                                       $ (10,556)

     Mortgages and other notes payable (see Note (E))                                      9,083
                                                                                       ---------

                                                                                          (1,473)

Adjustment required to reflect investment in real estate, net                          $ 289,873
                                                                                       =========

(C) To reflect the decrease in cash due to the estimated Merger costs                  $ (12,200)
                                                                                       =========

(D) Adjustments to other assets:

      To eliminate Excel's asset related to the straight-lining of rent
        related to leases                                                              $  (2,427)

      To eliminate Excel's asset of deferred financing costs                              (2,912)

      To eliminate Excel's asset of deferred leasing costs                                (1,083)

      To eliminate Excel's assets of organizational costs and goodwill                       (37)

      To adjust Excel's historical cost in ERT Development Corporation to
        estimated fair market value of $17,257                                            17,015
                                                                                       ---------

                                                                                       $  10,556
                                                                                       =========

(E) To record a premium required to adjust mortgages and other notes payable to fair value using estimated market rates ranging from 6.75% to 7.5% on
    an instrument by instrument basis                                                  $   9,083
                                                                                       =========

(F) To adjust stockholders' equity to reflect the issuance of Excel's common stock to owners of New Plan's shares of beneficial interest as follows:

                                                                                                                   Cumulative
                                                                                                Additional        Distributions
                                     Preferred           Beneficial           Common             Paid-in           in Excess of
                                       Stock             Interests            Stock              Capital            Net Income
                                       -----             ---------            -----              -------            ----------
Exchange of New Plan Shares of
  Beneficial Interest for Excel
  Common Stock                      $        --         $  (759,853)        $       599         $   759,254         $        --

Exchange of New Plan Preferred
  Stock for Excel Preferred Stock       (72,774)                 --                  --              72,774                  --

Excel's historical Stockholders'
  equity                                    (28)                 --                (234)           (661,260)             42,193

Value of Excel acquisition                   28                  --                 281             898,166                  --
                                    -----------         -----------         -----------         -----------         -----------

                                    $   (72,774)        $  (759,853)        $       646         $ 1,068,934         $    42,193
                                    ===========         ===========         ===========         ===========         ===========

         The historical cost of the other assets, including all accounts and notes receivable, and liabilities of Excel are estimated to be their fair market value.

                        NEW PLAN EXCEL REALTY TRUST, INC.

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA
      CONSOLIDATED CONDENSED FINANCIAL INFORMATION - UNAUDITED (Continued)
                    (In thousands, except per share amounts)

3. Adjustments To Pro Forma Consolidated Condensed Statements of Income

         (A) Certain reclassifications have been made to the historical statements of income of New Plan and Excel in order to conform to the desired pro forma combined condensed statements of income presentation. The Consolidated Condensed Statements of Income include pro forma adjustments for real estate acquisitions that both companies have made within the past twelve months. The cash used to acquire real estate by New Plan has been assumed to come from available cash in savings and from new debt issues. The new debt issued by New Plan was assumed to have an average interest rate of 6.8%. Depreciation expense on the New Plan acquisitions was based on an estimated useful life of 40 years, using the straight line method and allocating the cost between land and building at 20% and 80%, respectively. The cash used to acquire real estate by Excel has been assumed to come from approximately $223 million in equity offerings and the issuance of $39 million in debt.

         The following adjustments have been made to convert the operations of Excel, which has reported operations on a calendar year basis, to a year ended June 30, 1998 (this approximates the July 31 year end of New Plan).


                                                             Add:
                                                             Six Months        Less:
                                           Year Ended,       Ended             Six Months Ended    Year Ended
                                           Dec. 31, 1997     June 30, 1998     June 30, 1997       June 30, 1998
                                           -------------     -------------     -------------       -------------
Revenues:                                    $  83,112         $  63,486         $  33,529         $ 113,069

  Rental revenue                                22,346            10,021            10,136            22,231
                                             ---------         ---------         ---------         ---------

  Interest and other                           105,458            73,507            43,665           135,300
                                             ---------         ---------         ---------         ---------

      Total revenue

Expenses:

  Property expenses                             14,023            13,689             5,447            22,265

  Interest                                      23,991            14,886             9,835            29,042

  Depreciation and amortization                 11,621             8,248             4,758            15,111

  General and administrative                     5,046             3,614             2,347             6,313
                                             ---------         ---------         ---------         ---------

      Total expenses                            54,681            40,437            22,387            72,731
                                             ---------         ---------         ---------         ---------

  Income before real estate sales,
    minority interest and other                 50,777            33,070            21,278            62,569

Minority interest                                 (816)             (812)              (70)           (1,558)

Real estate gains on sale/impairments              523               286               293               516

Other                                           (1,522)             (707)               --            (2,229)
                                             ---------         ---------         ---------         ---------

      Net income                             $  48,962         $  31,837         $  21,501         $  59,298
                                             =========         =========         =========         =========

Basic net income per share                   $    2.06         $    0.98         $    0.95         $    2.06
                                             =========         =========         =========         =========

Diluted net income per share                 $    1.97         $    0.93         $    0.93         $    1.95
                                             =========         =========         =========         =========

                        NEW PLAN EXCEL REALTY TRUST, INC.

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA
      CONSOLIDATED CONDENSED FINANCIAL INFORMATION - UNAUDITED (Continued)
                    (In thousands, except per share amounts)


(B) To recognize revenue from straight-lining rent related to Excel's leases which will be reset in connection with the
    Merger                                                                              $    243

(C) To reflect the decrease in amortization of Excel's deferred
    leasing costs                                                                       $   (259)

(D) To reflect the following adjustments to interest expense:

    (1) To recognize the elimination of amortization of
        deferred loan costs                                                             $   (763)

    (2) To reflect the amortization of the premium required to adjust Excel's mortgages and other notes payable to
        fair value                                                                        (1,739)
                                                                                        --------

          Total adjustment                                                              $ (2,502)
                                                                                        ========

(E) To reflect the increase in depreciation as a result of recording Excel's real estate assets at fair value versus historical cost, utilizing an estimated useful life of 40 years and allocating the cost between land and buildings at 20% and 80%, respectively

          Pro forma depreciation                                                        $ 23,840

          Excel's historical depreciation                                                (14,782)

          Pro forma depreciation on property acquisitions                                 (2,215)

          Pro forma depreciation from Legacy spin-off                                        652
                                                                                        --------

    Total adjustment                                                                    $  7,495
                                                                                        ========

(F) To reflect the increase in general and administrative costs mainly due to increased salary costs under new contractual
    agreements                                                                          $    310

(G) To increase the weighted average shares outstanding for Excel for the issuance of common stock and common stock equivalents for the purchase of real estate by Excel. These shares have been accounted for on a pro forma basis to be outstanding during the entire period presented

          Basic                                                                            1,775

          Diluted                                                                          1,775

(H) The pro forma weighted average number of common shares outstanding for the periods are computed based on the historical weighted average shares outstanding of New Plan and 1.2 times the pro forma weighted average shares outstanding of Excel after giving effect to the issuance of common stock equivalents for the purchase of real estate as noted in item (G) above

(I) Includes pro forma effects of the acquisition of real estate properties by New Plan

(J) Reflects the decrease in net income applicable to common shares due to the assumed issuance of Excel preferred securities on July 1, 1997

(K) In March 1998, Excel spun off 100% of the shares of Excel Legacy Corporation to its shareholders. This entry reflects the effect of this transaction as if it had occurred July 1, 1997

ITEM 8.  CHANGE IN FISCAL YEAR

By unanimous written consent dated as of September 28, 1998, the Board of Directors of New Plan Excel adopted a fiscal year-end of December 31 beginning with a short fiscal year ending on December 31, 1998. Because New Plan, the accounting acquiror, had a fiscal year-end of July 31, a transition report for the period from August 1, 1998 through September 30, 1998 will be filed on Form 10-Q.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 12, 1998                    NEW PLAN EXCEL REALTY TRUST, INC.


                                            By: /s/ GARY B. SABIN
                                                -----------------------------
                                            Name:   Gary B. Sabin
                                                -----------------------------
                                            Title:  President
                                                -----------------------------

                                  EXHIBIT INDEX

Exhibit No.      Description
2.1              Agreement and Plan of Merger, dated May 14, 1998, as amended as of
                 August 7, 1998, among Excel Realty Trust, Inc., ERT Merger Sub, Inc.
                 and New Plan Realty Trust (incorporated by reference to Exhibit 2.1 to the S-4 Registration Statement (No. 333-61131) filed with the
                 Securities and Exchange Commission on August 11, 1998).

23.1             Consent of PricewaterhouseCoopers LLP.

99.1 Press Release, dated September 25, 1998, announcing stockholder approval of the Merger and the payment of a 20% stock dividend to holders of Excel common stock.

99.2             Press Release, dated September 28, 1998, announcing the consummation of the Merger.